UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934.

Date of Report (Date of earliest event reported) October 1, 2003

SBA COMMUNICATIONS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Florida	000-30110	65-0716501
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5900 Broken Sound Parkway NW	33487
Boca Raton, Florida	(Zip code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (561) 995-7670

(Former Name or Former Address, if Changed Since Last Report)

Item 5.     Other Events and Required FD Disclosure and Item 12 Results of Operations and

Financial Condition

On October 1, 2003, SBA Communications Corporation issued a press release announcing that its re-audit has been substantially completed, announcing its plans to restate its fiscal year 2001, fiscal year 2002 and quarterly 2003 financial statements and discussing the anticipated impact of the restatement. A copy of the press release is attached as Exhibit 99.1.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits

c)        Exhibits

99.1    Press Release, dated October 1, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 7, 2003	SBA COMMUNICATIONS CORPORATION

/s/ John F. Fiedor
John F. Fiedor Chief Accounting Officer